MIDSOUTH BANCORP, INC.

			   102 Versailles Boulevard
			      Versailles Centre
			  Lafayette, Louisiana 70501


		  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



Lafayette, Louisiana
April 12, 1999

     The annual meeting of shareholders of MidSouth
Bancorp, Inc. ("MidSouth") will be held on Wednesday, May
12, 1999, at 2:00 p.m., local time, at MidSouth's main office, 102 Versailles Boulevard, Lafayette, Louisiana, to elect directors, to consider and vote upon a proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to ten million and to consider such other matters as may properly come before the meeting or any adjournments thereof.

     Only holders of record of common stock at the close of business on March 31, 1999, are entitled to notice of and to vote at the meeting.

     Your vote is important regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO
ATTEND THE MEETING, PLEASE MARK, DATE AND
SIGN THE ENCLOSED PROXY AND RETURN IT
PROMPTLY IN THE ACCOMPANYING ENVELOPE.
 YOUR PROXY MAY BE REVOKED BY
APPROPRIATE NOTICE TO MIDSOUTH'S
SECRETARY AT ANY TIME PRIOR TO THE
VOTING THEREOF.


				      BY ORDER OF THE BOARD
				      OF DIRECTORS



				      Karen L. Hail
					Secretary

			   MIDSOUTH BANCORP, INC.

			  102 Versailles Boulevard
			      Versailles Centre
			  Lafayette, Louisiana 70501

			       PROXY STATEMENT


     This Proxy Statement is furnished holders of common stock of MidSouth Bancorp, Inc. ("MidSouth") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at MidSouth's annual shareholders meeting (the "Meeting") to be held on Wednesday, May 12, 1999, at the time and place shown in the accompanying notice and at any adjournments thereof. This Proxy Statement is first being mailed to shareholders about April 12, 1999.

     Only holders of record of MidSouth common stock
("Common Stock") at the close of business on March 31, 1999, are entitled to notice of and to vote at the Meeting. On that date, MidSouth had outstanding 2,444,306 shares of Common Stock, plus any shares issued on conversion of its Preferred Stock or acquired pursuant to MidSouth's Dividend Reinvestment and Stock Purchase Plan from March 19 through March 31, 1999, each of which is entitled to one vote.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. If a quorum is present, directors are elected by plurality vote and the proposed amendment to MidSouth's Articles of Incorporation will require the affirmative vote of a majority of the voting power present at the meeting. With respect to any other proposal properly before the Meeting, if the Board has recommended it by the affirmative vote of the majority of the Continuing Directors, as defined in MidSouth's Articles of Incorporation ("Articles"), then, generally, the affirmative vote of a majority of the votes cast is required to approve it, but if it is not so recommended, then the affirmative vote of 80% of the Total
Voting Power, as defined in the Articles, is required to approve it. MidSouth's By-laws provide that the Continuing Directors will appoint the Judge(s) of Election and that all questions as to the qualification of voters, validity of proxies and the acceptance or rejection of votes will be decided by the Judge(s).

     Abstentions or broker non-votes will have no effect on the election of directors. With respect to the proposed amendment, broker non-votes will be counted as not present and will have no effect on the vote; but abstentions will be counted as present and will have the effect of a vote against the proposed amendment. With respect to any other proposal, abstentions and broker non-votes will be counted as votes not cast and will have no effect on any proposal requiring a majority of votes cast to approve it and will have the effect of a vote against any proposal requiring an affirmative vote of a percentage of the Total Voting Power.

     All proxies received in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the persons named herein and for the proposed amendment. MidSouth does not know of any matters to be presented at the Meeting other than those described herein; however, if any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

     The enclosed proxy may be revoked by the shareholder at any time prior to its exercise by filing with MidSouth's Secretary a written revocation or a duly executed proxy bearing a later date. A shareholder who votes in person in a manner inconsistent with a proxy previously filed on his or her behalf will be deemed to have revoked the proxy as to the matters voted upon in person.

     The cost of soliciting proxies in the enclosed form will be borne by MidSouth. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile and e-mail. Banks, brokerage houses and other nominees or fiduciaries may be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and MidSouth will, upon request, reimburse them for their expenses in so acting.


			  ELECTION OF DIRECTORS

     The Articles provide for three classes of directors, with one class to be elected at each annual meeting for a three-year term. At the Meeting, Class III Directors will be elected to serve until the third succeeding annual meeting and until their successors have been duly elected and qualified.

     Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the three Class III director nominees named below. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the shares represented will be voted in favor of such other nominees as may be designated by the Board. Directors will be elected by plurality vote.

     Other than the Board, only shareholders entitled to vote for the election of directors who have complied with the procedures of Article IV(H) of MidSouth's Articles may nominate a person for election. To do so, the shareholder must have given written notice to MidSouth by December 14, 1998, of the following: (1) as to each person whom he or she proposes to nominate, (a) his or her name, age, business address, residential address, principal occupation or employment, and the class and number of shares of MidSouth's stock of which he or she is the beneficial owner and (b) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors by Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"); and
(2) as to the shareholder giving the notice, (a) his or her name and address and the class and number of shares of stock of MidSouth of which he or she is the beneficial owner and (b) a description of any agreements, arrangements or relationships between the shareholder and each person he or she proposes to nominate. Two inspectors, not affiliated with MidSouth, appointed by MidSouth's Secretary, will determine whether the notice provisions were met; if they determine that the shareholder has not complied with Article IV(H), the defective nomination will be disregarded.

     The following table sets forth certain information as of March 31, 1999, with respect to each director nominee and each director whose term as a director will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The Board recommends a vote FOR each of the three nominees named below.



     Director Nominees whose terms expire in 2002 (Class III Directors)

											  Year First
	Name                Age              Principal Occupation                      Became Director

James R. Davis, Jr.         46      President, Advanced Pay Cellular, Inc. (1997-          1991
				    Present); President, Davis/Wade Financial
				    Services, LLC (1995-Present); Owner, Safe-
				    America Security System (1994-1995)


Karen L. Hail               45      Chief Financial Officer and Secretary, MidSouth        1988


Milton B. Kidd, III, O.D.   50      Optometrist, Kidd Vision Centers                       1996(FN2)



     Directors whose terms expire in 2000 (Class I Directors)

											 Year First
	Name                Age              Principal Occupation                     Became Director


C. R. Cloutier              52      President and C.E.O., MidSouth and MidSouth            1984
				    National Bank (the "Bank"), MidSouth's wholly-
				    owned subsidiary


J. B. Hargroder, M.D.       68      Physician, retired                                     1984


William M. Simmons          65      Private Investments                                    1984



     Directors whose terms expire in 2001 (Class II Directors)


											 Year First
	Name                Age              Principal Occupation                     Became Director


Will G. Charbonnet, Sr.     51      President, Acadiana Fast Foods Inc. (owner/            1985
				    operator of fast food stores); Chairman of the
				    Board, MidSouth and the Bank


Clayton Paul Hilliard       73      President, Badger Oil Corporation                      1992(FN1)




(FN1) Mr. Hilliard also served on the Boards of MidSouth and the Bank from 1985 to 1987.
(FN2) Dr. Kidd has served on the Board of the Bank since April 1, 1994.


			     ___________________

     During 1998, the Board held 12 meetings. Each incumbent director attended at least
75% of the aggregate number of meetings held during 1998 of the Board and committees of which he or she was a member.

     The Board has an Executive Committee, an Audit and
Loan Review Committee and a Personnel Committee.  The
members of the Executive Committee are Messrs.
Charbonnet,  Cloutier and Hargroder.   The Committee's
duties include nominations, shareholder relations, Bank examination and Securities and Exchange Commission
("SEC") reporting. The Committee will consider nominees who are proposed by shareholders in accordance with the procedures, described above, in MidSouth's Articles. The
Committee did not meet in 1998 as matters usually taken up by it were brought to the full Board.

     The members of the Audit and Loan Review
Committee are Messrs. Davis, Kidd, and Hilliard. The Committee, which held 11 meetings in 1998, is responsible for maintaining a program of internal accounting controls and monitoring all loans and lines of credit for consistency with the Bank's loan policies.

     The members of the Personnel Committee are Messrs.
Charbonnet, Davis, Hargroder, Hilliard, Kidd, and Simmons.
The Committee, which met twice in 1998, is responsible for evaluating the performance and setting the compensation of MidSouth's executive officers and administering MidSouth's
Stock Incentive Plan.

     Directors of MidSouth are also directors of the Bank. Directors are entitled to fees of $200 per month for service on both boards, except for the Chairman of the Board, who receives an additional $400 per month. Each director also receives $250 for each regular meeting, and $125 for each special meeting, of the Board of the Bank and $100 for the first hour, and $50 per hour for each additional hour, of each committee meeting. Directors receive fees only for meetings they attend.

     Each of the current directors who are not employees were granted options in 1997 to purchase up to 10,968 shares of MidSouth Common Stock at $6.67 per share, its fair market value on the date of grant, exercisable in annual 20% increments beginning one year from the date of grant.

     The Exchange Act and applicable SEC regulations require MidSouth's directors, executive officers and ten percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of MidSouth, and to furnish MidSouth with copies of all the reports they file. To MidSouth's knowledge, based on a review of reports furnished to MidSouth, all required reports were filed timely.

		     SECURITY OWNERSHIP OF MANAGEMENT
		      AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

      The following table sets forth certain information as of March 31, 1999, concerning the beneficial ownership of MidSouth's equity securities, consisting of Common Stock and Series A Convertible Preferred Stock, by each director and nominee of MidSouth, by its Chief Executive Officer and Chief Financial Officer (who are also directors), and by all directors and executive officers as a group. Unless otherwise indicated, the securities are held with sole voting and investment power. The table reflects shares of Common
Stock beneficially owned, and the footnotes provide information on beneficial ownership of Preferred Stock.


				   Amount and Nature
				   of Beneficial               Percent
       Name and Address            Ownership(FN1)              of Class
       ________________            _________________           ________
Will G. Charbonnet, Sr.                91,872(FN2)               3.75%

C. R. Cloutier                        158,101(FN3)               6.44%

James R. Davis, Jr.                    60,054(FN4)               2.45%

Karen L. Hail                          50,665(FN5)               2.07%

J. B. Hargroder, M.D.                  239,387(FN6)              9.76%

Clayton Paul Hilliard                  103,836(FN7)              4.24%

Milton B. Kidd, III, O.D.              112,098(FN8)              4.58%

William M. Simmons                      84,876(FN9)              3.47%

All directors and executive officers   969,199                  38.64%
as a group (13 persons)


______________________



(FN1)   Common Stock held by MidSouth's Directors' Deferred
Compensation Trust (the "Trust") is beneficially owned by its Plan Administrator, MidSouth's Executive Committee, the members of which could be deemed to share beneficial ownership with respect to all Common Stock held in the Trust (154,569 shares or 6.32% as of March 31, 1999).
For each director, the table includes the number of shares held for his or her account only, while the group figure includes all shares held in the Trust at March 31, 1999.
Common Stock held by MidSouth's Employee Stock
Ownership Plan (the "ESOP") is not included in the table, except that shares allocated to an individual's account are included as beneficially owned by that individual. Shares which may be acquired on conversion of Preferred Stock or exercise of currently exercisable options are deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by persons beneficially owning such shares and by all directors and executive officers as a group but are not otherwise deemed to be outstanding.

(FN2) Includes 20,030 shares as to which he shares voting and investment power, 22,022 shares held for his account in the Trust and 4,387 shares which he may acquire within 60 days pursuant to currently exercisable stock options
("Current Options").

(FN3) Includes 26,465 shares held by the ESOP for his account, 71,935 shares as to which he shares voting and investment power, 26,202 shares held for his account in the Trust, and 12,562 shares under Current Options. Mr. Cloutier's address is P. O. Box 3745, Lafayette, Louisiana 70502.

(FN4) Includes 38,249 shares as to which he shares voting and investment power, 17,418 shares held for his account in the Trust, and 4,387 shares under Current Options.

(FN5) Includes 19,570 shares held for her account in the ESOP, 627 shares as to which she shares voting and investment power, 17,191 shares held for her account in the Trust and 7,875 shares under Current Options.

(FN6) Includes 201,977 shares as to which he shares voting and investment power, 23,673 shares held for his account in the Trust, 4,608 shares he has the right to acquire on conversion of 1,537 shares of Preferred Stock owned by him, and 4,387 shares under Current Options. Dr.
Hargroder's address is P. O. Box 1049, Jennings, Louisiana
70546.

(FN7) Includes 86,861 shares as to which he shares voting and investment power, 10,022 shares held for his account in the Trust, and 4,387 shares under Current Options.

(FN8) Includes 40,157 shares as to which he shares voting and investment power, 6,889 shares held for his account in the Trust and 4,387 shares under Current Options.

(FN9) Includes 2,348 shares as to which he shares voting and investment power 22,702 shares held for his account in the Trust, and 4,387 shares under Current Options.


Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of March 31, 1999, concerning the only person other than the persons listed in the table above known to MidSouth to be the beneficial owner of more than five percent of its Common Stock.




	Name and Address                    Shares Beneficially           Percent
       Of Beneficial Owner                        Owned                   of Class
       ___________________                  ___________________           ________


MidSouth Bancorp, Inc., Employee Stock          248,345(FN1)              10.16%
   Ownership Plan, ESOP Trustees and
   ESOP Administrative Committee
   P. O. Box 3745, Lafayette, LA   70502

____________________


<FN1> The Administrative Committee directs the Trustees how
to vote the approximately 19,254 unallocated shares of Common Stock in the ESOP as of March 31, 1999.
Voting rights of the shares allocated to ESOP participants' accounts are passed through to them. The Trustees have investment power with respect to the ESOP's assets, but must exercise it in accordance with an investment policy established by the Administrative Committee. The
Trustees are Donald R. Landry, an executive officer of MidSouth, and Earline Vincent, a Bank officer. The
Administrative Committee consists of David L.
Majkowski and Teri S. Stelly executive officers of MidSouth, and Dailene Melancon, a Bank officer.


		       _____________________

	EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Executive Compensation

The following table shows all compensation awarded to, earned by or paid to MidSouth's Chief Executive Officer,
C. R. Cloutier, Chief Financial Officer, Karen L. Hail and Senior Vice President, Donald R. Landry, for all services rendered by them in all capacities to MidSouth and its subsidiaries for 1998. No other executive officer of MidSouth had total annual salary and bonus exceeding $100,000 for the year.



							      Long-Term Compensation
						     ________________________________________

						      Other                                      All
    Name and                                          Annual    Restricted Securities           Other
    Principal                  Salary      Bonus      Compen-     Stock    Underlying  LTIP     sation
    Position          Year     <FN1>       <FN2>      sation     Award(s)  Option(s)  Payouts   <FN3>
    _________         ____     ______      ______     _______   __________ __________ _______  _______
C. R. Cloutier        1998     $156,200    $29,906        0          0      12,187       0     $ 5,321
Chief Executive       1997     $134,850    $20,023        0          0      25,312       0     $10,470
 Officer              1996     $124,075    $17,586        0          0        0          0     $ 7,311


Karen L. Hail         1998     $106,250    $18,464        0          0       5,625       0     $ 3,832
Chief Financial       1997     $ 96,075    $12,738        0          0      16,875       0     $ 9,307
 Officer              1996     $ 88,600    $11,104        0          0        0          0     $ 7,143

Donald R. Landry      1998     $ 85,000    $14,407        0          0       5,344       0     $ 3,703
Senior Vice Pres.     1997     $ 72,500    $ 9,871        0          0      12,656       0     $ 2,704
SeniorLoanOfficer     1996     $ 64,000    $ 7,580        0          0        0          0     $ 2,735

_______________


(FN1)   Includes director fees of 14,200 and 14,250 for 1998;
$14,100 and $13,950 for 1997; and $13,075 and $12,850
for 1996 for Mr. Cloutier and Ms. Hail, respectively.

(FN2) Awarded pursuant to the Incentive Compensation Plan of the Bank.

(FN3) Consists of an estimated $4,494, $3,173 and $2,974 contributed by MidSouth to the ESOP for the accounts of each of Mr. Cloutier, Ms. Hail, and Mr. Landry respectively, and $827, 659, and $729 paid by MidSouth in insurance premiums for term life insurance for the benefit of Mr. Cloutier, Ms. Hail and Mr. Landry, respectively.

		      ____________________



Option Exercises and Holdings

     The following table sets forth information with respect to Mr. C. R. Cloutier, Ms. Hail, and Mr. Landry concerning their exercise of options during 1998 and unexercised options held as of December 31, 1998



	  AGGREGATED OPTION EXERCISES IN 1998
	AND OPTION VALUES AS OF DECEMBER 31, 1998




		   No. of                Number of Securities          Value of Unexercised
		   Shares               Underlying Unexercised         In-the-Money Options
		Acquired on    Value         Options at                         At
   Name           Exercise    Realized    December 31, 1998            December 31, 1998<FN1>
____________    ___________   ________  ______________________        _________________________

				       Exercisable  Unexercisable     Exercisable   Unexercisable
C. R. Cloutier       0          0       5,062         20,250          $22,551         $  90,214

		     0          0         0           12,187             0           ($  52,345)

Karen L.Hail         0          0       3,375         13,500          $15,036         $  60,142

		     0          0         0            5,625             0           ($  24,160)

Donald Landry        0          0       2,531         10,125          $11,275         $  45,107

		     0          0         0            5,344             0           ($  22,952)



 (FN1) Reflects the difference between the closing sale price of a share of MidSouth Common Stock on December 31,
1998, and the exercise price of the options.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options to Mr. Cloutier, Ms. Hail and Mr.
Landry during 1998.




			      Stock Option Grants
			      ___________________

				   % of Total
				    Options
		     No. of Shares    to
		      Underlying   Employees     Exercise        Expiration
   Name                Options     In 1998      Price <FN1>         Date
   ____              _____________ __________   __________       __________

C. R. Cloutier         12,187        52.60%       $15.42       Feb. 27, 2008


Karen L. Hail           5,625        24.30%       $15.42       Feb. 27, 2008


Donald R. Landry        5,344        23.10%       $15.42       Feb. 27, 2008


___________________


<FN1>  The exercise price represents the fair market value of the
MidSouth Common Stock on the date of grant. The options are not exercisable for one year from the date of grant and become exercisable thereafter in 20% increments each year, unless exerciseability is accelerated by the Personnel Committee or upon a change in control of MidSouth.

		       ___________________________


Employment and Severance Contracts with Named Executive Officers

     Mr. Cloutier, Ms. Hail and Mr. Landry each have a written employment agreement with the Bank for a term of one year, beginning January 1st of each year. The agreements are automatically extended for one year every year thereafter beginning on the termination date, unless written notice of termination is given by any party to the agreement not later than 60 days before the termination date. Pursuant to the contract, Mr. Cloutier, Ms. Hail and Mr. Landry receive term life insurance equal to four times their annual salary payable to a beneficiary of their choice and disability insurance of not less than two-thirds of their annual salary. Mr. Cloutier's, Ms. Hail's and Mr. Landry's contracts have a severance provision which entitles them to one year's salary if the agreement is terminated by the Bank, unless they are removed by a regulatory body.

Certain Transactions

     Directors, nominees and executive officers of MidSouth and their associates have been customers of, and have borrowed from, the Bank in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of MidSouth's management, such transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

		      PROPOSED AMENDMENT TO ARTICLES
		   TO INCREASE AUTHORIZED COMMON STOCK

     The company's Articles, which were adopted in 1993, authorized the Board of Directors to approve the issue of up to five million shares of Common Stock. Since the adoption of the Articles, the Company has issued or reserved shares of Common Stock in connection with Convertible Preferred
Stock delivered in an acquisition, stock options under the Company's Stock Incentive Plan, issuance in lieu of cash director fees, and stock dividends. As a result, 4,209,706 shares of Common Stock are currently outstanding or reserved for issuance.

     The proposed Amendment would increase the number of authorized shares to ten million, which should be sufficient to permit further stock dividends and the issuance of shares for other corporate purposes, such as raising capital or making acquisitions.

     One of the effects of the existence of authorized but unissued Common Stock may be to enable the Board to make more difficult or to discourage an attempt to obtain control of MidSouth. For example, shares of Common Stock could be sold privately to purchasers who might support the Board in a control contest or could be sold to dilute the voting or other rights of a person seeking to obtain control. In addition, although the Board will authorize the issuance of Common
Stock only when it considers doing so to be in the best interest of shareholders, the issuance of additional shares may, among other things, have a dilutive effect on earnings and equity per share of Common Stock and on the voting rights of the common shareholders.

     The Board of Directors recommends a vote FOR the proposed Amendment.

		     RELATIONSHIP WITH INDEPENDENT
			   PUBLIC ACCOUNTANTS

     MidSouth's consolidated financial statements for
1998 were audited by Deloitte & Touche, LLP, and the Board has appointed it to audit MidSouth's financial statements for 1999. Representatives of Deloitte & Touche, LLP are not expected to be present at the Meeting.

			SHAREHOLDER PROPOSALS

     Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2000 annual meeting must forward such proposal to the Secretary of MidSouth at the address listed on the first page of this Proxy Statement in time to arrive at MidSouth before December 18, 1999.


ANY SHAREHOLDER MAY BY WRITTEN REQUEST OBTAIN WITHOUT CHARGE A COPY OF MIDSOUTH'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED
DECEMBER 31, 1998, WITHOUT EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO SALLY D. GARY, INVESTOR RELATIONS, MIDSOUTH BANCORP, INC., P. O. BOX 3745, LAFAYETTE, LOUISIANA 70502.



				   By Order of the Board of Directors



					    Karen L. Hail
					      Secretary


Lafayette, Louisiana
April 12, 1999

1.      Election of Class III Directors
	Nominees:       James R. Davis, Jr.
			Karen L. Hail
			Milton B. Kidd, III, O.D.

___     FOR all nominees listed except as marked to the contrary

___     WITHHOLD authority for all nominees

	If you wish to withhold authority to vote for certain of the nominees listed, strike through the nominee(s) names.


2.      Proposed Amendment to Articles to Increase Authorized Common Stock

___     FOR

___     AGAINST

___     ABSTAIN


3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

			  This proxy will be voted as specified. If no specific directions are given, this proxy will be voted FOR the nominees named and FOR the Amendment.

			  Please sign exactly as name appears on the certificate or certificates representing shares to be voted by the proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.


			  Dated:_______________________________1999


			  ________________________________________
				    Signature of Shareholder

			  ________________________________________
				   Signature (if jointly owned)

			  PLEASE MARK, SIGN, DATE AND RETURN
			  THIS PROXY CARD TO THE COMPANY
			  PROMPTLY USING THE ENCLOSED ENVELOPE.

				PROXY
			 MIDSOUTH BANCORP, INC.
			      May 12, 1999
		     Annual Meeting of Shareholders

	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Raymond F. Mikolajczyk and Janet C. Landry, or any of them, proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common
Stock of MidSouth Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held on May 12, 1999 and at any and all adjournments thereof.